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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 6, 2006

                           VANDA PHARMACEUTICALS INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

            000-51863                                03-0491827
      (Commission File No.)               (IRS Employer Identification No.)

                            9605 Medical Center Drive
                                    Suite 300
                            Rockville, Maryland 20850
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (240) 599-4500

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On July 6, 2006, Vanda Pharmaceuticals Inc. appointed Dr. Paolo Baroldi as the Company's Senior Vice President and Chief Medical Officer.

         Under his employment agreement, Dr. Baroldi will be paid a base salary of $250,000 annually, subject to adjustment pursuant to the Company's employee compensation policies in effect from time to time. Additionally, Dr. Baroldi will receive a one-time bonus of $30,000, as well as the reimbursement of up to $20,000 in relocation costs, in connection with his starting work for the Company. Dr. Baroldi will further be eligible for an annual target bonus equal to 25% of his annual base salary, prorated for fiscal year 2006 based on the number of days worked in that year.

         If Dr. Baroldi's employment is terminated without cause, if he becomes permanently disabled, or if he terminates his employment for good reason, he will receive the following severance benefits following termination: (a) a cash payment of 12 months of his base salary, payable in regular monthly installments, (b) payment of his monthly COBRA health insurance premiums, and
(c) a bonus in an amount determined as follows: (i) if he is terminated prior to the first anniversary of his employment with the Company, a pro-rata portion of the anticipated first-year target bonus will be given to him, (ii) if he is terminated on or following the first anniversary of his employment and prior to the third, the bonus will equal the greater of the most recent target bonus or the average target bonus awarded over any prior years, or (iii) if he is terminated on or following the third anniversary of his employment, the bonus will be equal to the greater of the most recent target bonus or the average target bonus awarded for the prior three years.

         In connection with Dr. Baroldi's employment agreement, Dr. Baroldi has been granted a nonqualified stock option to purchase 60,427 shares of the Company's Common Stock at an exercise price of $8.30. Dr. Baroldi will vest in 25% of the shares underlying such option after 12 months of continuous service to the Company, with the balance vesting in equal monthly installments over the next 36 months of continuous service to the Company. However, if following a Change of Control of the Company (as defined in the Company's 2006 Equity Incentive Plan) Dr. Baroldi is terminated without cause or if Dr. Baroldi leaves his employment following (i) the Company's relocation to offices more than 30 miles away, (ii) a material reduction of Dr. Baroldi's title, stature, authority or responsibility or (iii) a material reduction of Dr. Baroldi's base salary, he will become vested in 24 months' worth of his then unvested shares and options.

         Prior to his employment by the Company, Dr. Baroldi served as Vice President - Corporate Drug Development at Chiesi Farmaceutici SpA, in Parma, Italy from 2003 to 2006. Prior to his position at Chiesi, Dr. Baroldi was the Global Head of Clinical Pharmacology at Novartis AG from 1998 to 2002. Dr. Baroldi holds degrees in Medicine and Surgery and Clinical Pharmacology from the University of Milan, and an Executive Masters in Business Administration from Harvard University.

         A press release issued by the Company on July 6, 2006 relating to Dr. Baroldi's hiring is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         See the disclosure in Item 1.01 above regarding the appointment of Dr. Paolo Baroldi as the Company's Senior Vice President and Chief Medical Officer.

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ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

EXHIBIT NO.                              DESCRIPTION
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99.1          Press release of Vanda Pharmaceuticals Inc. dated July 6, 2006.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VANDA PHARMACEUTICALS INC.


                                             By:     /s/ STEVEN A. SHALLCROSS
                                                     ---------------------------
                                             Name:   Steven A. Shallcross
                                             Title:  Senior Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer

Dated: July 6, 2006